UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2026

Cycurion, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 341-6680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 24, 2026, Cycurion, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Kustom Entertainment, Inc., a Nevada corporation (“Kustom”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the Company agreed to acquire substantially all of the assets relating to Kustom’s video-solutions business, including intellectual property, contracts, customer relationships, inventory, accounts receivable, operating assets and other assets used in the development, sale, licensing and servicing of video surveillance technologies, body-worn cameras, in-car video systems, digital evidence management solutions and related products and services (the “Acquired Assets”), and to assume certain specified liabilities of Kustom (the “Assumed Liabilities”).

As consideration for the acquisition, the Company agreed to pay aggregate consideration consisting of: (i) a cash payment of $1,250,000 at closing, (ii) a secured promissory note in the original principal amount of $4,250,000 bearing interest at 7.0% per annum and maturing three years following issuance, (iii) contingent cash consideration of up to $1,000,000 payable upon satisfaction of specified earnout performance criteria and (iv) warrants to purchase up to 2,000,000 shares of the Company’s common stock at an exercise price of $2.80 per share.

The secured promissory note will be secured by certain of the Acquired Assets pursuant to a Security Agreement to be entered into by the parties at closing. The earnout consideration will be subject to the terms and conditions of an Earnout Agreement, and the warrants will be governed by a Warrant Agreement and related Registration Rights Agreement and Leak-Out Agreement.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties. The representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to limitations, qualifications and exceptions agreed upon by the parties.

In connection with the transaction, the parties also agreed to enter into, certain ancillary agreements, including those described Item 8.01.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company intends to file the forms of the ancillary agreements described in Item 8.01, to the extent required by applicable U.S. Securities and Exchange Commission (“SEC”) rules, as exhibits to a subsequent filing with the SEC.

Item 7.01 Regulation FD Disclosure.

On June 29, 2026, the Company issued a press release announcing its entry into the Asset Purchase Agreement with Kustom. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference therein.

Item 8.01 Other Events.

On June 29, 2026, the Company issued a press release announcing its entry into the Asset Purchase Agreement with Kustom, pursuant to which the Company agreed to acquire substantially all of the assets comprising Kustom’s video-solutions business. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Assignment and Assumption Agreement

Pursuant to the Assignment and Assumption Agreement, Kustom will assign to the Company certain tangible and intangible assets associated with the acquired business, and the Company will assume only those liabilities expressly identified as Assumed Liabilities under the Asset Purchase Agreement. The agreement further clarifies that the Company will not assume liabilities other than those specifically assumed under the Asset Purchase Agreement.

Intellectual Property Assignment Agreement

Pursuant to the Intellectual Property Assignment Agreement, Kustom will assign to the Company specified intellectual property assets used in the acquired business, including certain patents, trademarks, domain names and related intellectual property rights, together with associated goodwill and rights to enforce such intellectual property. The agreement also provides for additional actions following closing to perfect and record the Company’s ownership of the assigned intellectual property assets.

Bill of Sale

Pursuant to the Bill of Sale, Kustom will transfer, assign and convey to the Company all of Kustom’s right, title and interest in and to the Acquired Assets acquired under the Asset Purchase Agreement, free and clear of liens, subject to the terms of the Asset Purchase Agreement. The Bill of Sale appoints the Company as Kustom’s attorney-in-fact for the limited purpose of collecting and obtaining possession of transferred assets and confirms that the Company will not assume any liabilities except those expressly assumed under the Asset Purchase Agreement.

Non-Competition and Non-Solicitation Agreement

Pursuant to the Non-Competition and Non-Solicitation Agreement, Kustom has agreed that, for a period of three years following the closing, it will not directly or indirectly engage in, invest in or otherwise participate in a business that competes with the acquired video-solutions business, including businesses involving body-worn cameras, in-car video systems, mobile video surveillance technologies and digital evidence management solutions. Kustom has also agreed during such period not to solicit employees, customers or vendors of the acquired business and not to disparage the Company or the acquired business. The agreement provides the Company with customary equitable remedies, including injunctive relief, in the event of a violation of the restrictive covenants.

Key Employment Agreement

Pursuant to the Key Employment Agreement, the Company will employ certain key employees of the acquired video-solutions business following closing. The agreement provides for an annual base salary, participation in the Company’s benefit plans, eligibility for annual bonus opportunities, a sign-on bonus, and a grant of restricted stock units that vest over a three-year period, subject to Board approval and the applicable equity award agreement. Employment is at-will, and the employee may receive severance equal to three months of base salary if terminated by the Company without Cause, subject to execution of a customary release of claims. The employee will also be required to enter into customary confidentiality, intellectual property assignment, and restrictive covenant agreements, and the employment offer is contingent upon the closing of the acquisition transaction and satisfaction of customary onboarding requirements.

Essential Employment Agreement

Pursuant to the Essential Employment Agreement, the Company will employ certain essential employees of the acquired video-solutions business following closing. The agreement provides for an annual base salary, participation in the Company’s benefit plans, paid time off, holiday benefits, and other customary at-will employment terms. As a condition of employment, the employee will be required to execute the Company’s confidentiality, intellectual property assignment, and restrictive covenant agreements.

Secured Promissory Note

Pursuant to the Secured Promissory Note, the Company will issue to Kustom a promissory note in the original principal amount of $4.25 million bearing interest at a fixed rate of 7.0% per annum. The note provides for thirty-six monthly payments, including an initial six-month interest-only period, and may be prepaid without penalty, subject to certain principal-reduction provisions applicable to early repayment. The note is secured by a first-priority security interest in the Acquired Assets and includes customary default and acceleration provisions.

Security Agreement

Pursuant to the Security Agreement, the Company will grant Kustom a first-priority security interest in the Acquired Assets acquired, together with the products and proceeds thereof, as collateral for the Company’s obligations under the Secured Promissory Note. The collateral is expressly limited to the Acquired Assets and does not include other Company assets, equity interests or unrelated business operations. The Security Agreement permits Kustom to perfect its security interest through UCC filings and provides customary secured creditor. The Security Agreement terminates automatically upon indefeasible payment in full of the obligations secured thereby.

Warrant Agreement

Pursuant to the Warrant Agreement, the Company will issue to Kustom a warrant to purchase up to 2,000,000 shares of the Company’s common stock at an exercise price of $2.80 per share. The warrant will become exercisable upon the effectiveness of a registration statement covering the resale of the warrant shares and will remain exercisable for a two-year period thereafter. The warrant contains customary anti-dilution protections for stock splits, stock dividends, reclassifications and certain extraordinary transactions, as well as cashless exercise rights if a registration statement is unavailable. The warrant also includes beneficial ownership limitations that generally prohibit Kustom from exercising the warrant to the extent such exercise would cause Kustom to beneficially own more than 4.99% of the Company’s outstanding common stock, subject to certain adjustment rights.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed to file, within 60 days following closing, a registration statement covering the resale of the shares issuable under the Warrant Agreement and other registrable securities issued in connection with the acquisition and to use reasonable best efforts to have such registration statement declared effective within 90 days following closing. The Company is obligated to keep the registration statement effective until the earlier of the date on which Kustom may freely resell the securities under Rule 144 without restriction or the date all registrable securities have been sold.

Earnout and Clawback Agreement

Pursuant to the Earnout and Clawback Agreement, the parties agreed to a revenue-based contingent purchase price adjustment mechanism tied to the post-closing performance of the acquired Video Solutions Business during fiscal years 2026 and 2027. Kustom may become entitled to earnout payments of up to $500,000 per year, and $1.0 million in the aggregate, if annual revenue exceeds specified target amounts. Conversely, the Company may be entitled to clawback payments of up to $500,000 per year, and $1.0 million in the aggregate, if annual revenue falls more than 20% below specified revenue targets, subject to certain thresholds, limitations, offsets and dispute resolution procedures. Revenue determinations are based on U.S. GAAP and are subject to review and dispute procedures set forth in the agreement.

Leak-Out Agreement

Pursuant to the Leak-Out Agreement, Kustom agreed that, following the effectiveness of a registration statement covering the warrant shares issuable under the Warrant Agreement, its exercise and resale of such warrant shares will be subject to certain volume limitations for a period of twelve months. During the leak-out period, Kustom generally may not sell on any trading day more than 10% of the Company’s reported trading volume for the immediately preceding trading day, subject to applicable securities laws and the terms of the agreement. The Leak-Out Agreement also prohibits certain short sales and hedging transactions with respect to the warrant shares and permits the Company, under specified circumstances, to modify, suspend or terminate the leak-out restrictions.

Conditions Precedent Agreement

Pursuant to the Conditions Precedent Agreement, the parties agreed that the closing of the asset acquisition remains subject to the satisfaction or waiver of certain additional conditions, including completion of due diligence review, reconciliation of financial information and projections, delivery of carve-out financial statements and supporting records, receipt of required corporate approvals, cooperation from Kustom’s accounting advisors, execution of employment and related agreements with key personnel, delivery of specified transaction documents, accuracy of representations and warranties, absence of a material adverse effect on the acquired business, receipt of required third-party consents, and the Company’s determination that the financial records are sufficient to satisfy anticipated SEC reporting requirements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated June 24, 2026
99.1	Press Release, dated June 29, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	June 30, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer